UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. 1)

                           Check the appropriate box:

[_]   Preliminary Information Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
[X]   Definitive Information Statement

                             B2DIGITAL, INCORPORATED
                             -----------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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                       SCHEDULE 14C INFORMATION STATEMENT

                                 B2Digital, Inc.
                             1030 South Mesa Drive.
                                 Mesa AZ, 85210
                            Telephone: (310)281-2571

                                 With a copy to:

                             Michael S. Krome, Esq.
                                  8 Teak Court
                              Lake Grove, NY 11755
                            Telephone: (631) 737-8381
                               Fax (631) 737-8382

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                 January 9, 2006

Notice of Written Consent in lieu of Special Meeting to be effective January 9, 2006.

To Shareholders of B2Digital, Inc.

This Information Statement is furnished by the Board of Directors of B2Digital, Inc., a Delaware corporation ("Company"), to the holders of record at the close of business on December 2, 2005 ("Record Date") of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), that were not solicited by the Company.

The Company's Board of Directors unanimously approved a proposal to decrease the issued and outstanding Common Stock of the Company (also known as a reverse stock split) by the ratio of one thousand (1,000)existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for this action.

The reverse stock split will not be affected until a date that is at least twenty days after the filing and mailing of this Information Statement. This Information Statement will be mailed on or about January 29, 2006, to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

         /s/ Robert Russell
         ------------------
         Robert Russell
         1030 South Mesa Drive.
         Mesa AZ
         January 9, 2006

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of B2Digital, Inc., a Delaware corporation.

The Board of Directors has recommended and persons owning the majority of the voting power of B2Digital have adopted resolutions to effect the above-listed action.

B2Digital will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of B2Digital's report on Form 10-KSB for the year ended March 31, 2005.

Dissenter's Rights of Appraisal

B2Digital is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of December 2, 2005 (the "Record Date"), B2Digital had 893,970,939 shares of common stock and Preferred stock as follows 2,000,000 shares of Series A preferred stock each share of which is presently convertible into two hundred and forty (240) shares of Common Stock.

Only holders of record of the common stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of common stock was entitled to one (1) vote for each share of Common Stock held by such shareholder, and each holder of Series A preferred stock was entitled to two Hundred and forty (240) votes for each share of preferred stock held by such shareholder.

The Company's Board of Directors unanimously approved a proposal to decrease the issued and outstanding Common Stock of the Company (also known as a reverse stock split) on December 2, 2005 by the ratio of one thousand (1000) existing shares of Common Stock for each new one (1) share of Common Stock without a change in the authorized shares of Common Stock of the Company. Those shareholders that hold less than 1,000 shares will have their fractional share rounded up, so that no shareholder shall have less than 1 share after the effectiveness of the reverse split.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 2, 2005 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o B2Digital, Inc., 1030 South Mesa Drive. Mesa AZ 85210.

                                             SHARES BENEFICIALLY OWNED(1)
                                        -------------------------------------
Name and Address of Beneficial Owner               Number       Percent
------------------------------------            ------------  ------------
Robert C. Russell,
Chairman & President, Director.      Common     27,339,150        3.07%

Michael Heil
Acting Chief executive Officer,
Director.                            Common              0           0%

Paul La Barre
Chief Operating Officer,
Director                             Common        557,910       0.054%

Marcia A. Pearlstein
Secretary, Interim Chief
Financial Officer, Director          Common      4,200,000        0.47%

Igor Loginov
Chief Technology Officer,
Director                             Common        240,000       0.027%

Series A
Preferred
Stock

Robert Russel1
C/o Robert C. Russell,
Chairman & President, Director.                  1,000,000          50%

Paul La Barre                                      800,000          40%
Chief Operating Officer,
Director

Marcia A. Pearlstein                               200,000          10%
Secretary, Interim Chief
Financial Officer, Director

Total shares held by officers and directors as a group (5 people):

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 2, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 893,970,939 shares of common stock outstanding on December 2, 2005.


DECREASE IN ISSUED AND OUTSTANDING COMMON STOCK

Description of Securities.

(a) Shareholder Rights.

Common Stock.

      The authorized capital of the Company currently consists of 900,000,000 shares of common stock, $0.001 par value per share. The holders of Common Stock:

      - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the Company;

      - are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; and

      - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The shares of Common Stock do not have any of the following rights:

      -     special voting rights;

      -     preference as to dividends or interest;

      -     preemptive rights to purchase in new issues of shares;

      -     preference upon liquidation; or

      -     any other special rights or preferences.

      In addition, the shares of Common Stock are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

                               Preferred Stock.

      The authorized capital stock of the Company also includes 2,000,000 shares of series A convertible preferred stock, par value $0.001, The Series A preferred stock is convertible into two hundred and forty shares of common stock.

      The holders of record of the preferred stock are entitled to all of the voting rights, including the right to vote in person or by proxy, on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Company at a meeting at which holders of the Company's Common Stock are entitled to vote or with respect to all written consents sought by the Company from its shareholders including the holders of the Company's Common Stock. The holders of record of such preferred stock will be entitled 240 votes for each preferred share held. In respect of all matters concerning the voting rights, preferred stock and the common stock shall vote as a single class.

(b) Non-Cumulative Voting.

      The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c) Dividends.

      The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

      A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d) Transfer Agent.

      The Company uses the services of Manhattan Transfer Registrar, 57, Eastwood Road, Miller Place New York 11764 as transfer agent and registrar.

Decrease in Issued and Outstanding Shares(Reverse Stock Split).

      The Company intends to decrease the issued and outstanding Common Stock by the ratio of one thousand (1,000) existing shares of Common Stock for each new one(1) share of Common Stock without a change in the authorized shares of Common Stock of the Company (this is also known as a reverse stock split). The Company must provide the Over the Counter Bulletin Board at least ten (10) calendar days advance notice of the effective date of this reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

       The Company sought approval for this reverse stock split because it believes its shareholders would benefit from a capital structure more appropriate for a company of its operational and financial status. The Company has refined its focus, set new objectives to enhance shareholders' value and hopes that a reverse stock split, which should result in a higher price per share, and corresponding lower number of total shares issued and outstanding at the time of implementation, should help to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of its stock price. The Company believes that these changes will help to better position the Company to capture new growth opportunities and enable it to execute its business plans more effectively.

      One affect of a reverse stock split is to increase the number of authorized, but un-issued shares of Common Stock. One effect of the existence of authorized but un-issued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                 Prior to Reverse          After Reverse

Number of Outstanding
Shares (as of December 2, 2005)   893,970,939                   893,971 (1)

Shares Unreserved and
Authorized for Issuance             6,029,061               899,106,029 (1)

Total Amount of Authorized
Shares                            900,000,000               900,000,000

      (1) These numbers are an approximation since rounding may cause these numbers to change slightly.

         There are no current provisions of the Company's articles of incorporation, bylaws, or other contractual arrangements that have material anti-takeover impacts. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the articles of incorporation or bylaws that would have a material anti-takeover effect.

         Those shareholders that hold less than 1,000 shares will have their fractional share rounded up, so that no shareholder shall have less than 1 share after the effectiveness of the reverse split. In addition, any fractional interests in connection with the payment of this reverse split will be rounded up by the Company's transfer agent.

         It is not the position of the Company, and we are not attempting to go "private" by the actions of this reverse split. The actual number of shareholders shall remain the same, with no current shareholder having less than one share, after the effectiveness of the reverse split.

By order of the Board of Directors
January 9, 2006

/s/ Marcia Pearlstein
Marcia Pearlstein, Secretary